Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3  of Rezolute, Inc. of our report dated September 14, 2023 relating to the financial statements of Rezolute, Inc., which report appears in the Form 10-K dated September 14, 2023. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of the registration statement.

/s/Plante & Moran, PLLC

Cleveland, Ohio

November 14, 2023